As filed with the Securities and Exchange Commission on October 22, 2003
                                                      Registration No. 333-
 ==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                  ------------
                      American Home Mortgage Holdings, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                13-4066303
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
      Incorporation or Organization)

                              520 Broadhollow Road
                            Melville, New York 11747
                                 (631) 899-3900
              (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                      American Home Mortgage Holdings, Inc.
                        1999 Omnibus Stock Incentive Plan
                            (Full Title of the Plan)

                                 Michael Strauss
                      Chief Executive Officer and President
                      American Home Mortgage Holdings, Inc.
                              520 Broadhollow Road
                            Melville, New York 11747
                                 (631) 899-3900
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                                   Copies to:

                            Louis J. Bevilacqua, Esq.
                        Cadwalader, Wickersham & Taft LLP
                                 100 Maiden Lane
                            New York, New York 10038
                                 (212) 504-6000

                               ------------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                                Proposed Maximum        Amount of
Title of Each Class of Securities   Amount to be   Proposed Maximum Offering   Aggregate Offering      Registration
        to be Registered            Registered(1)      Price Per Unit(2)            Price(2)              Fee(2)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01
     per share                      750,000 shares          $19.025               $14,268,750            $1,154.36
=======================================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on October 17, 2003.


 ==============================================================================

             STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

      Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement is filed by American Home Mortgage Holdings, Inc., a Delaware corporation (the "Company"), to register an additional 750,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), as to which awards may be granted under the Company's 1999 Omnibus Stock Incentive Plan (the "Stock Incentive Plan").

      On October 29, 2001, the Company filed a Registration Statement on Form S-8 (Registration No. 333-72406) (the "2001 Registration Statement") in order to register 1,500,000 shares of Common Stock issuable under the Stock Incentive Plan.

      On May 30, 2002, the Company's stockholders approved an amendment to the Stock Incentive Plan to increase the number of shares as to which awards may be granted from 1,500,000 to 2,250,000 shares. This registration statement on Form S-8 (the "Registration Statement") is being filed to register the additional 750,000 shares of Common Stock issuable under the Stock Incentive Plan.

      Pursuant to General Instruction E of Form S-8, the contents of the 2001 Registration Statement, including the documents incorporated by reference therein, are hereby incorporated by reference into this Registration Statement.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The following documents filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-27081), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Proxy Statement incorporated by reference therein) for the fiscal year ended December 31, 2002; (ii) the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003; (iii) the Current Reports on Form 8-K dated February 4, 2003, July 12, 2003 and September 10, 2003; and (iv) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, contained in the Company's registration statement on Form 8-A, dated August 18, 1999. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

      Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.     Indemnification of Directors and Officers.

      Reference is made to Section 145 of the Delaware General Corporation Law (the "DGCL"), which provides for indemnification of directors and officers in certain circumstances.

      Article Twelfth of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the Company will indemnify, to the fullest extent permitted by Section 145 of the DGCL, as it presently exists or is amended, directors and officers of the Company from and against all expenses, liabilities or other matters referred to in Section 145 of the DGCL and will advance expenses incurred by these persons in relation to any threatened, pending or completed action, suit or proceeding. Article VIII of the Company's Amended and Restated Bylaws (the "Bylaws") provide for a broad right of indemnification for any person who is or was involved in any manner in any threatened, pending or completed investigation, claim, action, suit or proceeding by reason of the fact that the person had agreed to become a director, officer, employee or agent of the Company, provided that such indemnification is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Bylaws, which determination will be made (i) by a majority vote of the directors who are not parties to such action, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. The Company is insured against actions taken under its Bylaws and the Company's directors and officers are insured at the Company's expense against such liabilities for which indemnification is not made.

      The Company's Certificate of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-82409) filed with the SEC on September 30, 1999.

      For the undertaking with respect to indemnification, see Item 9.

Item 7.     Exemption from Registration Claimed.

      Not Applicable.

Item 8.     Exhibits.

EXHIBIT NUMBER          DESCRIPTION

3.1                     Amended and Restated Certificate of Incorporation of the
                        Registrant.*

3.2                     Amended and Restated Bylaws of the Registrant.*

4.2                     Specimen Certificate for the Registrant's Common
                        Stock.**

5                       Opinion of Cadwalader, Wickersham & Taft LLP.+

10                      1999 Omnibus Stock Incentive Plan.+

23.1 Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5).+

23.2                    Consent of Deloitte & Touche LLP.+

24 Power of Attorney (included on signature page of this Registration Statement).+

-------

* Incorporated by reference to the Exhibits to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-82409) filed with the SEC on September 30, 1999.

** Incorporated by reference to the Exhibits to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-82409) filed with the SEC on August 31, 1999.

+  Filed herewith.

Item 9.     Undertakings.

      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on September 30, 2003.

                                       AMERICAN HOME MORTGAGE HOLDINGS, INC.



                                       By:   /s/ Michael Strauss
                                          --------------------------------------
                                          Name:  Michael Strauss
                                          Title: Chief Executive
                                                 Officer and President


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Strauss as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of them and in each of their names, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2003.

         Signature                      Title
         ---------                      -----

    /s/ Michael Strauss         Chief Executive
-----------------------------   Officer and President
        Michael Strauss         (Principal Executive Officer)


   /s/ John A. Johnston
-----------------------------   Director
       John A. Johnston


   /s/ Nicholas R. Marfino
-----------------------------   Director
       Nicholas R. Marfino


 /s/ Michael A. McManus, Jr.
-----------------------------   Director
     Michael A. McManus, Jr.


  /s/ C. Cathleen Raffaeli
-----------------------------   Director
      C. Cathleen Raffaeli

  /s/ Kenneth P. Slosser
-----------------------------   Director
      Kenneth P. Slosser


  /s/ Stephen A. Hozie
-----------------------------   Chief Financial Officer
      Stephen A. Hozie          (Principal Financial Officer)


   /s/ Robert Bernstein
-----------------------------   Controller
       Robert Bernstein         (Principal Accounting
                                Officer)

                                  Exhibit Index

EXHIBIT NUMBER          DESCRIPTION

3.1                     Amended and Restated Certificate of Incorporation of the
                        Registrant.*

3.2                     Amended and Restated Bylaws of the Registrant.*

4.2                     Specimen Certificate for the Registrant's Common
                        Stock.**

5                       Opinion of Cadwalader, Wickersham & Taft LLP.+

10                      1999 Omnibus Stock Incentive Plan.+

23.1 Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5).+

23.2                    Consent of Deloitte & Touche LLP.+

24 Power of Attorney (included on signature page of this Registration Statement).+

-------

* Incorporated by reference to the Exhibits to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-82409) filed with the SEC on September 30, 1999.

** Incorporated by reference to the Exhibits to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-82409) filed with the SEC on August 31, 1999.

+  Filed herewith.